Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000
Arlington, VA 22209	Contact: Susan Camp
(703) 247-7500	(703) 247-7523
(703) 247-7505 (FAX)	SCamp@MCGCapital.com
MCGCapital.com
FOR IMMEDIATE RELEASE

MCG Capital Corporation Reports Record Results for Second Quarter 2007 and

Declares Third Quarter Dividend of $0.44 per share

ARLINGTON, VA – July 31, 2007 – MCG Capital Corporation (Nasdaq: MCGC) announced today its results for the quarter ended June 30, 2007. MCG will host an investment community conference call today at 10:00 a.m. ET.

Highlights:

	Three Months ended June 30,		%	Six Months ended June 30,		%
(dollars in millions except per share amounts)	2006	2007	change	2006	2007	change
Revenue	$35.3	$50.2	+42%	$72.9	$90.3	+24%
Net operating income (NOI)	$18.9	$28.5	+51%	$39.6	$48.5	+22%
Distributable net operating income (DNOI)	$19.6	$30.5	+56%	$41.0	$53.5	+30%
Net income	$22.9	$38.0	+66%	$49.3	$68.5	+39%
DNOI/share	$0.37	$0.51	+38%	$0.77	$0.90	+17%
NOI/share	$0.35	$0.47	+34%	$0.75	$0.82	+9%
EPS	$0.43	$0.63	+47%	$0.93	$1.16	+24%
Gross originations and advances	$73.1	$191.3	+162%	$205.3	$369.2	+80%
Total investment portfolio at fair value at June 30				$1,087.6	$1,473.9	+36%
Net increase (decrease) in investment portfolio YTD				$(10.0)	$216.3

Dividend Declaration and Guidance

MCG also announced today that its board of directors has declared a third quarter 2007 dividend of $0.44 per share. The dividend is payable as follows:

Record date: August 23, 2007

Payable date: October 30, 2007

For 2007, MCG currently estimates that dividends will be at least $1.76 per share. This estimate takes into consideration estimates of distributable net operating income, capital gains, net income and taxable income for 2007.

The determination of the tax attributes of MCG’s distributions is made annually as of the end of the fiscal year based upon our taxable income for the full year and distributions paid for the full year, therefore a determination made on a quarterly basis may not be representative of the actual tax attributes of our distributions for a full year. If we determined the tax attributes of our distributions year-to date as of June 30, 2007, 94% would be from ordinary income, 6% would be from capital gains and none would be a return of capital for stockholders. We are unable to determine the actual tax characteristics of our distributions on a quarterly basis, and there can be no certainty to shareholders that this determination is representative of what the tax attributes of our 2007 distributions to shareholders will actually be. The tax attributes of 2007 dividends will be determined after the end of the year and reported to shareholders on a Form 1099.

MCG Capital Corporation

Press Release

July 31, 2007

Conference Call/Webcast/Replay:

MCG will host an investment community conference call today, Tuesday, July 31st at 10:00 a.m. ET. Slides and financial information reviewed in the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

Conference Call:	Today – Tuesday, July 31, 2007 at 10:00 a.m. ET
Dial-in Number:	800/238-9007 or 719/457-2622 for international callers (no access code required)
Live Webcast /Replay:	http://investor.mcgcapital.com
Call Replay:	888/203-1112 or 719/457-0820 for international callers – replay pass code #9072974, through August 7, 2007

MCG Capital Corporation

Press Release

July 31, 2007

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Cash and cash equivalents	$47,156	$21,691
Cash, securitization accounts	34,260	15,931
Cash, restricted	3,277	2,587
Investments at fair value
Non-affiliate investments (cost of $665,310 and $595,885, respectively)	691,209	621,582
Affiliate investments (cost of $82,159 and $105,553, respectively)	88,636	109,890
Control investments (cost of $704,702 and $541,267, respectively)	694,060	526,140

Total investments (cost of $1,452,171 and $1,242,705, respectively)	1,473,905	1,257,612
Unearned income on commercial loans	(10,697)	(9,539)

Total investments net of unearned income	1,463,208	1,248,073
Interest receivable	10,562	10,451
Other assets	14,660	20,535

Total assets	$1,573,123	$1,319,268

Liabilities
Borrowings (maturing within one year of $266,365 and $167,983, respectively)	$701,065	$521,883
Interest payable	6,218	5,198
Dividends payable	27,496	24,652
Other liabilities	11,353	14,398

Total liabilities	746,132	566,131

Stockholders’ Equity
Preferred stock, par value $.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $.01, authorized 200,000 shares on June 30, 2007 and December 31, 2006, 62,492 issued and outstanding on June 30, 2007 and 58,694 issued and outstanding on December 31, 2006	625	587
Paid-in capital	887,626	828,795
Distributions in excess of earnings:
Paid-in capital	(78,072)	(78,072)
Other	(4,212)	(12,365)
Net unrealized appreciation on investments	21,734	14,907
Stockholder loans	(710)	(715)

Total stockholders’ equity	826,991	753,137

Total liabilities and stockholders’ equity	$1,573,123	$1,319,268

Net asset value per common share at period end	$13.23	$12.83

Note: Certain prior period information has been reclassified to conform to current year presentation

MCG Capital Corporation

Press Release

July 31, 2007

MCG Capital Corporation

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$19,265	$19,993	$38,305	$42,237
Affiliate investments (5% to 25% owned)	4,335	3,108	7,546	4,572
Control investments (more than 25% owned)	23,973	10,330	38,415	19,104

Total interest and dividend income	47,573	33,431	84,266	65,913
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	657	1,348	2,314	4,415
Affiliate investments (5% to 25% owned)	50	—	50	1,271
Control investments (more than 25% owned)	1,908	491	3,700	1,308

Total advisory fees and other income	2,615	1,839	6,064	6,994

Total revenue	50,188	35,270	90,330	72,907

Operating expenses
Interest expense	10,502	8,695	19,647	17,607
Employee compensation:
Salaries and benefits	6,364	4,991	11,866	10,453
Amortization of employee restricted stock awards	2,024	745	5,006	1,355

Total employee compensation	8,388	5,736	16,872	11,808
General and administrative expense	2,804	1,954	5,271	3,843

Total operating expenses	21,694	16,385	41,790	33,258

Net operating income before investment gains and losses and income tax provision (benefit)	28,494	18,885	48,540	39,649

Net realized gains (losses) on investments
Non-affiliate investments (less than 5% owned)	5,941	8	5,941	693
Affiliate investments (5% to 25% owned)	—	—	—	9
Control investments (more than 25% owned)	4,364	4	6,891	(2,906)

Total net realized gains (losses) on investments	10,305	12	12,832	(2,204)
Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	(2,143)	(102)	(3,638)	4,445
Affiliate investments (5% to 25% owned)	2,454	(210)	2,251	1,688
Control investments (more than 25% owned)	(1,998)	7,917	7,948	9,326

Total net unrealized appreciation (depreciation) on investments	(1,687)	7,605	6,561	15,459

Net investment gains before income tax provision (benefit)	8,618	7,617	19,393	13,255
Income tax provision (benefit)	(934)	3,592	(567)	3,592

Net income	$38,046	$22,910	$68,500	$49,312

Earnings per common share basic and diluted	$0.63	$0.43	$1.16	$0.93
Cash distributions declared per common share	$0.44	$0.42	$0.88	$0.84
Weighted average common shares outstanding	60,324	53,230	59,202	53,214
Weighted average common shares outstanding and dilutive common stock equivalents	60,390	53,230	59,248	53,214

Note: Certain prior period information has been reclassified to conform to current year presentation

MCG Capital Corporation

Press Release

July 31, 2007

Portfolio Activity

The fair value of our investment portfolio totaled $1.5 billion at June 30, 2007 as compared to $1.4 billion at March 31, 2007. The fair value of debt investments totaled $1.1 billion and $1.0 billion at June 30, 2007 and March 31, 2007, respectively. During the second quarter of 2007, we originated investments of $151.2 million in eleven portfolio companies (some of which were new customers and some of which were existing customers) and made advances of $40.1 million to existing portfolio companies. The originations of $151.2 million were composed of $90.3 million of senior debt, $28.0 million of secured subordinated debt, $31.3 million of preferred equity and $1.6 million of common equity. The significant investment activity included:

•

$61.6 million, composed of $25.0 million in senior debt, $17.0 million in secured sub-debt and $19.6 million in preferred equity, to LMS Intellibound Group, Inc., a nationwide provider of outsourced managed labor services to the logistics industry, with a particular focus on the grocery, food service and other retail sectors.

•

$43.5 million, composed of $23.8 million in senior debt, $8.0 million in secured sub-debt and $11.7 million in preferred equity, to GMC Broadcasting, a CBS affiliate and Hawaii’s first commercial television facility.

•

$30.1 million, composed of $25.5 million in senior debt, $3.0 million in secured sub-debt and $1.6 million in preferred equity, to Active Brands International, Inc., a designer, marketer, and distributor of mid-range women’s active wear. This investment, in addition to our previous investments in Active Brands International, Inc., increases our total investment in this portfolio company to $41.9 million at June 30, 2007.

Gross payments, reductions and sale of securities during the second quarter of 2007 of $78.5 million were comprised of $26.2 million of senior debt, $28.0 million of secured subordinated debt, $1.3 million of unsecured subordinated debt, $11.5 million of preferred equity and $11.5 million of common equity. Net investment gains before provision (benefit) for income taxes was approximately $8.6 million. The significant payoff and sale activity included:

•

$37.3 million, composed of $21.4 million in secured subordinated debt, $11.4 in preferred equity and $4.5 million in common equity, from Superior Publishing Corporation, a wholly owned portfolio company. The net proceeds exceeded our previously recorded value for this investment by $9.2 million, which included previously unaccrued interest of $2.4 million and previously unrecognized preferred dividends of $3.4 million. A realized gain of $4.1 million was also recognized as part of this payoff, partially offset by a $0.7 million reversal of unrealized gain. These items contributed approximately $0.10 to DNOI per share and $0.15 to our earnings per share for the second quarter of 2007.

•	$13.8 million in senior debt from Sunshine Media Delaware, LLC. Included in this payoff was previously unaccrued interest of $1.2 million.

•

$7.0 million in common equity from dick clark productions, inc. This payoff resulted in a realized gain of $5.9 million and contributed approximately $0.02 per share to earnings for the second quarter of 2007.

MCG Capital Corporation

Press Release

July 31, 2007

Cleartel Investment

During the second quarter of 2007, we invested an additional $3.9 million of subordinated debt in our second largest portfolio company, Cleartel Communications, Inc. (“Cleartel”), a competitive local exchange carrier (“CLEC”) serving primarily residential customers. As of June 30, 2007, we held Cleartel subordinated debt with a fair value of $81.6 million and Cleartel preferred stock with a fair value of $0.6 million.

During the first quarter of 2007, Cleartel’s progress on the integration of Supra Telecom (“Supra”), a Florida-based CLEC, did not meet our expectations. As a result of Cleartel not meeting our expectations and projections of realizing synergies as well as problems related to the application of its disconnect procedures and credit policies, Cleartel incurred an estimated EBITDA loss of ($0.5) million during the first quarter of 2007 which was not anticipated. During the second quarter of 2007, Cleartel earned an estimated EBITDA of $0.3 million. Cleartel has improved its EBITDA from the first quarter of 2007 to the second quarter of 2007 through improvement in its gross margins from 31.5% in the first quarter of 2007 to 35.3% in the second quarter of 2007. We currently believe Cleartel will continue to improve its results as it improves gross margins, customer retention and bad debt experience. Further, we expect the roll out of new product initiatives at Cleartel over the next several quarters to improve the operational performance of the company.

Since our Cleartel investment is a control investment and because Cleartel is not currently generating sufficient earnings to service its capital structure, all of our debt investments were placed on non-accrual status during the first quarter of 2007 and remained on non-accrual status during the second quarter of 2007. This investment will remain on non-accrual status until the underlying financial results and cash flows of Cleartel improve. Because we intend for Cleartel to continue to invest its cash flows into process improvements and enhanced service offerings, we presently do not expect our Cleartel debt investment to return to accrual status during 2007. At June 30, 2007, Cleartel represented approximately 5.6% of the fair value of our investments compared to 5.8% of the fair value of our investments at December 31, 2006. Cleartel was one of the portfolio companies for which an independent valuation was obtained as of December 31, 2006.

Our ability to recognize income from our investment in Cleartel in future periods and the fair value of our investment in Cleartel will be dependent on the financial and operational performance of Cleartel.

Broadview Investment

Broadview Networks Holdings, Inc. (“Broadview”), a CLEC serving primarily business customers is our largest portfolio company, in which we hold preferred stock with an aggregate fair value of $174.2 million at June 30, 2007. In May 2007, Broadview closed on the acquisition of InfoHighway Communications Corp., a New York-based integrated provider of hosted and managed communications solutions serving more than 12,000 business customers in the Mid-Atlantic and Northeast regions of the U.S. MCG’s investment in Broadview’s preferred stock is convertible into common stock and represents approximately a 47% ownership of the preferred stock on a fully diluted basis and approximately a 46% ownership interest on an as-if converted basis. As of June 30, 2007, our preferred stock investment entitles us to aggregate claims of approximately $251.5 million, prior to any claims by Broadview common shareholders. We are also entitled to accumulating dividends on our preferred stock investment, which accumulate and compound quarterly at an annual rate of 12% on $251.5 million but are not payable in cash on a current basis. Further, because accumulating dividends are typically not considered as part of taxable income until they are received in cash, it is possible that our GAAP earnings may exceed our taxable earnings by a significant amount until such time as this investment is liquidated. Any amounts outstanding on Broadview’s debt facilities to third parties are payable prior to any payments of preferred claims. Broadview was one of the portfolio companies for which an independent valuation was obtained as of December 31, 2006.

At June 30, 2007, our Broadview investment represented approximately 11.8% of the fair value of our total investments compared to 12.7% of the fair value of our total investments at December 31, 2006. Additionally, our investment in Broadview accounted for $7.3 million and $14.5 million, or 14.6% and 16.0%, of our total operating income for the three months and six months ended June 30, 2007, respectively, compared to $4.4 million and $8.6 million, or 12.4% and 11.8%, of our operating income for the three months and six months ended June 30, 2006, respectively.

MCG Capital Corporation

Press Release

July 31, 2007

Our ability to recognize income from our investment in Broadview in future periods and the fair value of our investment in Broadview will be dependent on the financial and operational performance of Broadview.

Valuation

MCG’s board of directors is responsible for determining the fair value of our portfolio investments on a quarterly basis. As part of our process for determining the fair value of our portfolio of investments, we retained independent valuation firms to perform independent valuations on certain of our portfolio companies and review certain of our fair value determinations. The independent valuations and the reviews were considered by our board of directors in its determination of the fair value of our portfolio companies. We intend to continue to obtain independent valuations or reviews of our fair value determinations and to periodically update those valuations and reviews. The following table summarizes the independent valuations and reviews that have been performed from December 31, 2006 through June 30, 2007:

(dollars in millions)	Total Investments	Equity Investments
MCG portfolio value at June 30, 2007	$1,473.9	$416.9
Number of companies in our portfolio as of June 30, 2007 for which independent valuations or reviews of our fair value determinations were obtained between December 31, 2006 and June 30, 2007	32	24
Total value of companies in our portfolio as of June 30, 2007 for which independent valuations or reviews of our fair value determinations were obtained between December 31, 2006 and June 30, 2007	$961.6	$329.2
% of portfolio value as of June 30, 2007 for which independent valuations or reviews of our fair value determinations were obtained between December 31, 2006 and June 30, 2007	65%	79%
% of portfolio value that is greater than one year old as of June 30, 2007 for which independent valuations or reviews of our fair value determinations were obtained between December 31, 2006 and June 30, 2007	83%	96%
% of loans on non-accrual status as of June 30, 2007 for which independent valuations or reviews of our fair value determinations were obtained between December 31, 2006 and June 30, 2007	100%	N/A

Recent Developments

On July 12, 2007, we entered into the seventh amendment to our MCG Commercial Loan Funding Trust facility, funded by Three Pillars Funding LLC, as asset-backed commercial paper conduit administered by SunTrust Capital Markets, Inc. Pursuant to this amendment, certain changes were made to the criteria for the commercial loans in the trust. These changes included increases in the percentage of the collateral in the facility that may be invested in certain industries and geographic locations. In addition, an increase was made to the percentage of loans in the facility that may bear interest at a fixed rate.

In July 2007, our Commercial Loan Funding Trust facility was renewed by the lender, as required annually, through July 25, 2008. The facility is scheduled to terminate on November 30, 2010. In addition, an amendment was made to the facility to reduce the interest rates for Class A advances and Class B advances to the commercial paper rate plus 0.75% and 1.50%, respectively, per annum. The Class A and Class B advances previously bore interest at the commercial paper rate plus 0.95% and 1.75%, respectively, per annum.

MCG Capital Corporation

Press Release

July 31, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q2	2006 Q3	2006 Q4	2007 Q1	2007 Q2
Income statement:
Interest and dividend income	$33,431	$34,339	$38,593	$36,693	$47,573
Advisory fees and other income	1,839	6,525	2,029	3,449	2,615

Total revenue	35,270	40,864	40,622	40,142	50,188
Interest expense	8,695	9,808	8,825	9,145	10,502
Salaries & benefits	4,991	6,756	4,109	5,502	6,364
G & A	1,954	3,076	2,802	2,467	2,804

Distributable net operating income (DNOI)	19,630	21,224	24,886	23,028	30,518
Amortization of employee restricted stock awards	745	1,160	955	2,982	2,024

Net operating income before investment gains and losses and income tax provision (benefit)	18,885	20,064	23,931	20,046	28,494
Net investment gains and losses before income tax provision (benefit)	7,617	2,029	4,733	10,775	8,618
Income tax provision (benefit)	3,592	(23)	(857)	367	(934)

Net income	$22,910	$22,116	$29,521	$30,454	$38,046

Net operating income before investment gains and losses and income tax provision (benefit)	$18,885	$20,064	$23,931	$20,046	$28,494
Amortization of employee restricted stock awards	745	1,160	955	2,982	2,024

DNOI	$19,630	$21,224	$24,886	$23,028	$30,518

DNOI per share-weighted average common shares outstanding (a)	$0.37	$0.40	$0.44	$0.40	$0.51
Per common share statistics:
Weighted average common shares outstanding	53,230	53,281	57,166	58,067	60,324
Net operating income before investment gains and losses and income tax provision (benefit) per common share - basic and diluted	$0.35	$0.38	$0.42	$0.35	$0.47
Earnings per common share - basic and diluted	0.43	0.42	0.52	0.52	0.63
Net asset value per common share - period end	12.65	12.67	12.83	12.79	13.23
Dividends declared per common share	0.42	0.42	0.42	0.44	0.44

(a)	DNOI is net operating income before investment gains and losses and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles (“GAAP”), adjusted for amortization of employee restricted stock awards. We view DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of our operating performance exclusive of employee restricted stock amortization, which represents an expense of the company but does not require settlement in cash. DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in our consolidated financial statements, to help analyze how our business is performing.

MCG Capital Corporation

Press Release

July 31, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q2	2006 Q3	2006 Q4	2007 Q1	2007 Q2
Average quarterly loan portfolio - fair value	$867,759	$882,543	$898,226	$916,826	$1,010,238
Average quarterly total investment portfolio - fair value	1,065,329	1,126,910	1,224,725	1,275,280	1,414,114
Average quarterly total assets	1,185,552	1,206,084	1,281,747	1,333,113	1,453,969
Average quarterly stockholders’ equity	664,743	668,115	729,222	750,058	782,558
Return on average total assets (trailing 12 months)
Net operating income before investment gains and losses and income tax provision (benefit)	6.04%	6.43%	6.84%	6.63%	7.02%
Net income	7.37%	7.57%	8.25%	8.39%	9.11%
Return on average equity (trailing 12 months)
Net operating income before investment gains and losses and income tax provision (benefit)	10.79%	11.66%	12.30%	11.80%	12.64%
Net income	13.18%	13.73%	14.84%	14.94%	16.41%
Yield on average loan portfolio at fair value
Average LIBOR	5.21%	5.43%	5.37%	5.36%	5.36%
Spread to average LIBOR on average loan portfolio at fair value	6.74%	7.05%	7.28%	6.54%	6.63%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.24%	0.23%	0.16%	0.20%	0.02%
Impact of previously unaccrued income	0.83%	0.00%	0.29%	0.00%	1.47%
Total yield on average loan portfolio at fair value	13.02%	12.71%	13.10%	12.10%	13.48%
Cost of funds
Average LIBOR	5.21%	5.43%	5.37%	5.36%	5.36%
Spread to LIBOR excluding amortization of deferred debt issuance costs	1.03%	1.09%	1.11%	1.01%	1.04%
Impact of amortization of deferred debt issuance costs	0.80%	1.18%	0.29%	0.33%	0.20%
Total cost of funds	7.04%	7.70%	6.77%	6.70%	6.60%
Net interest margin	9.19%	8.52%	9.51%	8.64%	10.37%
Selected period end balance sheet statistics:
Total investment portfolio at fair value	$1,087,594	$1,207,186	$1,257,612	$1,352,432	$1,473,905
Total assets	1,213,024	1,276,156	1,319,268	1,409,997	1,573,123
Borrowings	497,618	554,679	521,883	606,102	701,065
Total equity	675,389	676,604	753,137	760,698	826,991
Cash, securitization accounts	74,342	20,718	15,931	20,866	34,260
Period end debt to period end equity	73.68%	81.98%	69.29%	79.68%	84.77%
Period end debt, net of cash, securitization accounts to period end equity	62.67%	78.92%	67.18%	76.93%	80.63%
Other statistics (at period end):
Number of portfolio companies	88	90	83	84	87
Number of employees	79	85	85	86	90
Loans on non-accrual as a percentage of total debt investments (fair value)	3.17%	2.93%	3.89%	12.10%	10.67%
Loans on non-accrual as a percentage of total investments (fair value)	2.56%	2.15%	2.81%	8.68%	7.65%
Loans past due greater than 90 days as a percentage of total debt investments (fair value)	1.36%	1.64%	2.41%	2.31%	0.22%
Loans past due greater than 90 days as a percentage of total investments (fair value)	1.10%	1.20%	1.74%	1.65%	0.16%
Loans past due greater than 90 days and non-accrual loans as a percentage of total debt investments (fair value)	3.17%	3.15%	4.09%	12.28%	10.84%
Loans past due greater than 90 days and non-accrual loans as a percentage of total investments (fair value)	2.56%	2.31%	2.96%	8.81%	7.78%

MCG Capital Corporation

Press Release

July 31, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q2	2006 Q3	2006 Q4	2007 Q1	2007 Q2
Investment rating: (b)
IR 1 total investments at fair value (c)	$508,699	$671,848	$785,317	$840,972	$937,470
IR 2 total investments at fair value	330,764	308,160	285,530	261,028	273,166
IR 3 total investments at fair value	166,927	135,059	158,223	224,390	233,464
IR 4 total investments at fair value	80,184	91,095	23,585	24,748	26,795
IR 5 total investments at fair value	1,020	1,024	4,957	1,294	3,010
IR 1 percentage of total portfolio	46.8%	55.7%	62.4%	62.2%	63.6%
IR 2 percentage of total portfolio	30.4%	25.5%	22.7%	19.3%	18.5%
IR 3 percentage of total portfolio	15.3%	11.2%	12.6%	16.6%	15.9%
IR 4 percentage of total portfolio	7.4%	7.5%	1.9%	1.8%	1.8%
IR 5 percentage of total portfolio	0.1%	0.1%	0.4%	0.1%	0.2%
New investments by security type
Secured senior debt	$32,753	$61,211	$37,083	$73,202	$101,544
Subordinated debt	33,002	91,904 (d)	72,751	70,691	38,978
Preferred equity	6,849	108,605	17,299	33,945	48,584
Common/Common equivalents equity	530	790	887	52	2,194

Total	$73,134	$262,510	$128,020	$177,890	$191,300

Exits and repayments by security type
Secured senior debt	$93,808	$58,878	$49,009	$31,114	$26,195
Subordinated debt	3,127	85,172	26,708	51,990	29,306
Equity	1,282	862	6,588	10,709	22,963

Total	$98,217	$144,912	$82,305	$93,813	$78,464

Exits and repayments by transaction type
Scheduled principal amortization	$7,107	$7,712	$7,736	$5,487	$9,386
Senior loan sales	83,144	13,465	2,000	2,000	2,603
Principal prepayments	4,558	112,825 (d)	64,278	72,266	38,026
Payment of payment-in-kind interest and dividends	3,283	10,111 (d)	2,464	4,740	8,955
Sale of equity investments	125	799	5,827	9,320	19,494

Total	$98,217	$144,912	$82,305	$93,813	$78,464

(b)	MCG uses an investment rating system to characterize and monitor our expected level of returns on each investment in our portfolio. We use the following 1 to 5 investment rating scale:

1	Capital gain expected or realized

2	Full return of principal and interest or dividend expected with customer performing in accordance with plan

3	Full return of principal and interest or dividend expected but customer requires closer monitoring

4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment

5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

(c)	At June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007, approximately $352,480, $402,087, $447,389, $465,960 and $530,188, respectively, of our investments with an investment rating of “1” were loans to companies in which we also hold equity securities or for which we have already realized a gain on our equity investment.

(d)	Includes approximately $41,460 of subordinated debt and $9,654 of paid-in-kind interest which was converted to preferred equity during the third quarter of 2006.

MCG Capital Corporation

Press Release

July 31, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q2	2006 Q3	2006 Q4	2007 Q1	2007 Q2
Composition of investments at period end, fair value
Secured senior debt	$407,223	$408,827	$389,721	$431,038	$505,142
Subordinated debt
Secured	407,082	452,566	494,992	514,073	539,826
Unsecured	64,832	24,555	24,666	25,478	12,087

Total debt	879,137	885,948	909,379	970,589	1,057,055

Preferred equity	152,640	265,466	285,150	326,567	357,928
Common/Common equivalents equity	55,817	55,772	63,083	55,276	58,922

Total equity	208,457	321,238	348,233	381,843	416,850

Total	$1,087,594	$1,207,186	$1,257,612	$1,352,432	$1,473,905

Percentage of investments at period end, fair value
Secured senior debt	37.4%	33.9%	31.0%	31.9%	34.3%
Subordinated debt
Secured	37.4%	37.5%	39.3%	38.0%	36.6%
Unsecured	6.0%	2.0%	2.0%	1.9%	0.8%

Total debt	80.8%	73.4%	72.3%	71.8%	71.7%

Preferred equity	14.1%	22.0%	22.7%	24.1%	24.3%
Common/Common equivalents equity	5.1%	4.6%	5.0%	4.1%	4.0%

Total equity	19.2%	26.6%	27.7%	28.2%	28.3%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

About MCG Capital Corporation

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. Our investment objective is to achieve current income and capital gains. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

This press release contains forward-looking statements (i.e., statements that are not historical fact) describing the Company’s future plans and objectives. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. We undertake no obligation to update such statements to reflect subsequent events.